Exhibit 10.2

FIRST AMENDMENT TO

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 19, 2022, is entered into by and among ACER THERAPEUTICS INC., a Delaware corporation (“Borrower”), each of the undersigned financial institutions (individually each a “Lender” and collectively “Lenders”) and SWK FUNDING LLC, a Delaware limited liability company, in its capacity as administrative agent for the other Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, Borrower, Agent and Lenders entered into that certain Credit Agreement dated as of March 4, 2022 (as the same may be amended, modified or restated from time to time, being hereinafter referred to as the “Credit Agreement”); and

WHEREAS, Borrower, Agent and Lenders have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

1.1Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

ARTICLE II

Amendments to Credit Agreement

2.1Amendments to Section 1.1.  Effective as of the date hereof, Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)  The definition of “Acer-001 CRL Date” is amended and restated to read as follows:

Acer-001 CRL Date means the date on which Borrower receives a second Complete Response Letter (CRL) from the FDA in relation to Acer-001.

(b)A new definition of “Acer-002” is added in the appropriate alphabetical order to read as follows:

Acer-002 means the Borrower’s Product known as “EDSIVO (celiprolol)”.

(c)The definition of “Amortization Payment Date” is amended and restated to read as follows:

Amortization Payment Date means the Payment Date occurring in February 2023.

(d)A new definition of “Liquidity Trigger Date” is added in the appropriate alphabetical order to read as follows:

Liquidity Trigger Date means the date, if any, on which each of the following conditions have been satisfied: (i) the Acer-001 CRL Date has occurred, (ii) the Osanetant Failure Date has occurred, and (iii) Borrower shall have failed to enter into a Qualified EDSIVO Partnership on or prior to December 31, 2022.

(e)A new definition of “Osanetant Failure Date” is added in the appropriate alphabetical order to read as follows:

Osanetant Failure Date means the date of determination by the Board that discontinuation of the Osanetant development program for treatment of vasomotor symptoms (VMS) is warranted based upon either of the following in the results from any completed phase 2a trial of Osanetant in VMS: (i) a serious adverse event (SAE); or (ii) lack of efficacy at any dose studied (relative to placebo).

(f)A new definition of “Qualified EDSIVO Partnership” is added in the appropriate alphabetical order to read as follows:

“Qualified EDSIVO Partnership” means (a) any right granted, license given or agreement entered into by Borrower to or with any Person, under or with respect to or permitting any use or exploitation of any of the Intellectual Property of Acer with respect to Acer-002 or otherwise permitting the development, manufacture, marketing, distribution, use and/or sale of Acer-002, (b) any option or other right granted by Borrower to any Person to negotiate for or receive any of the rights described under clause (a), or (c) any standstill or similar obligation undertaken by Borrower toward any Person not to grant any of the rights described in clause (a) or (b) to any other Person; in each case: (i) regardless of whether any such rights, license or agreement is referred to or is described as a sublicense, and (ii) resulting in either (A) an upfront payment to Borrower of not less than $10,000,000 on or about the date of the consummation of such transaction or (B) a reasonable likelihood, as determined by Agent in its commercially-reasonable discretion, that Borrower will receive not less than $25,000,000 in aggregate payments in connection therewith within the twenty-four month period following the consummation of such transaction.

2.2Amendment to Section 7.13.  Effective as of the date hereof, Section 7.13 of the Credit Agreement is hereby amended and restated to read as follows:

7.13  Minimum Consolidated Unencumbered Liquid Assets

.

Not permit the Consolidated Unencumbered Liquid Assets, at any time, to be less than the lesser of (a) the principal amount of Loans outstanding hereunder, or (b) $1,500,000; provided, however, such amount shall automatically be increased (without the need for any further action by Agent or Borrower) to (i) $4,000,000 on the date that is twenty (20) days following the Liquidity Trigger Date, if any, and (ii) $6,500,000 on the date that is forty (40) days following the Liquidity Trigger Date, if any.  Notwithstanding the forgoing, such increased amount(s) described in the prior sentence shall automatically be reduced (without the need for any further action by Agent or Borrower) to $2,000,000 in the event the Osanetant Trigger Date occurs following any such Liquidity Trigger Date.

2.3Amendment to Section 8.2.  Effective as of the date hereof, Section 8.2 of the Credit Agreement is hereby amended to add a new subsection (e) thereto to read as follows:

(e)Notwithstanding any provision of any Loan Document, Agent, in its sole discretion shall have the right, but not any obligation, at any time following the Acer-001 CRL Date, whether or not a Default or Event of Default has occurred and is continuing, to exercise sole dominion and control over that certain Deposit Account of Borrower subject to the Blocked Account Control Agreement Shifting Control, entered into on or about April 1, 2022, by and among Borrower, Agent and JPMorgan Chase Bank, N.A.

ARTICLE III

Conditions Precedent

3.1Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent, unless specifically waived in writing by Agent in its sole discretion:

(A).Agent shall have received fully-executed copies of (i) this Amendment and (ii) an additional Warrant to Purchase Stock in respect of an additional 100,000 shares of the common stock of Borrower, in form and substance acceptable to Agent.

(B).The representations and warranties contained herein and in the Credit Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.

(C).No Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Agent.

No Waiver, Ratifications, Representations and Warranties

4.1No Waiver.  Nothing contained in this Amendment or any other communication between Agent, any Lender, Borrower or any other Loan Party shall be a waiver of any past, present or future non-compliance, violation, Default or Event of Default of Borrower under the Credit Agreement or any Loan Document.  Agent and each Lender hereby expressly reserves any rights, privileges and remedies under the Credit Agreement and each Loan Document that Lender may have with respect to any non-compliance, violation, Default or Event of Default, and any failure by Agent or any Lender to exercise any right, privilege or remedy as a result of the violations set forth above shall not directly or indirectly in any way whatsoever either (i) impair, prejudice or otherwise adversely affect the rights of Agent or any Lender, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any Loan Document, (ii) amend or alter any provision of the Credit Agreement or any Loan Document or any other contract or instrument or (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any rights, privilege or remedy of Agent or any Lender under the Credit Agreement or any Loan Document or any other contract or instrument.  Nothing in this Amendment shall be construed to be a consent by Agent or any Lender to any prior, existing or future violations of the Credit Agreement or any Loan Document.

4.2Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  Borrower, Lenders and Agent agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.  Borrower agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations.

4.3Representations and Warranties.  Borrower hereby represents and warrants to Agent and Lenders that (a) the execution, delivery and performance of this Amendment, any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action (as applicable) on the part of Borrower and will not violate the organizational documents of Borrower; (b) Borrower’s directors and/or managers have authorized the execution, delivery and performance of this Amendment any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date (except to the extent such representations and warranties expressly relate to an earlier date); (d) no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing; (e) Loan Parties are in full compliance in all material respects with all covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby; and (f) except as disclosed to Agent, no Loan Party has amended its organizational documents since the date of the Credit Agreement.

ARTICLE V

Miscellaneous Provisions

5.1Survival of Representations and Warranties.   All representations and warranties made in the Credit Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and each Lender to rely upon them.

5.2Reference to Credit Agreement.  Each of the Credit Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.

5.3Expenses of Agent.  As provided in Section 10.4 of the Credit Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent, or its Affiliates, in connection with the preparation, negotiation, and execution of this Amendment.

5.4Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.5Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Agent and each Lender and Borrower and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.

5.6Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.  This Amendment may be executed by facsimile or electronic (.pdf) transmission, which facsimile or electronic (.pdf) signatures shall be considered original executed counterparts for purposes of this Section 5.6, and each party to this Amendment agrees that it will be bound by its own facsimile or electronic (.pdf) signature and that it accepts the facsimile or electronic (.pdf) signature of each other party to this Amendment.

5.7Effect of Waiver.  No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

5.8Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.9Applicable Law.  THE TERMS AND PROVISIONS OF SECTIONS 10.17 (GOVERNING LAW) AND 10.18 (FORUM SELECTION; CONSENT TO JURISDICTION) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

5.10Final Agreement.  THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED.  THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY Borrower AND AGENT.

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IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first written above.

borrower:

ACER THERAPEUTICS INC.,

a Delaware corporation

By:	/s/ Chris Schelling
Name:	Chris Schelling
Title:	CEO & Founder

AGENT AND LENDER:

SWK FUNDING LLC,
as Agent and a Lender

By:	SWK Holdings Corporation,
its sole Manager

By:	/s/ Winston Black
Name:	Winston Black
Title:	Chief Executive Officer and President